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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 21, 1997, with respect to the consolidated financial statements and schedule of MIDCOM COMMUNICATIONS, INC. included in Amendment No. 1 to the Registration Statement on Form S-4 No. 333-40755 and related Prospectus of WINSTAR COMMUNICATIONS, INC. for the registration of 15% Senior Subordinated Deferred Interest Exchange Notes Due 2007.

                                              /S/ Ernst & Young LLP

Detroit, Michigan

February 2, 1998